Exhibit (d)(5)

GRANT NO.

CATALYST SEMICONDUCTOR, INC.
2003 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT
FOR EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

        Catalyst Semiconductor, Inc., a Delaware corporation (the "Company"), hereby grants an Option to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, the Stock Option Agreement, any appendix for the Optionee's country of residence (the "Appendix") and the Company's 2003 Stock Incentive Plan (the "Plan").

Date of Option Grant:                         , 200

Name of Optionee:

Optionee's ID Number:

Number of Shares Covered by Option:

Exercise Price per Share: US$      .

Vesting Start Date:                         , 200

Vesting Schedule:

        [Subject to all the terms of the attached Stock Option Agreement, your right to purchase Shares under this Option vests as to [one-fourth (1/4)] of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of [one-forty- eighth (1/48)] per month on the [        ] day of each of the [thirty-six (36) months] following the month of the one-year anniversary of the Vesting Start Date. [OR SUBSTITUTE A DIFFERENT VESTING SCHEDULE] The resulting aggregate number of vested Shares will be rounded to the nearest whole number. [In the event of a Change in Control with respect to the Company, all of the unvested Shares subject to this Option shall vest and become exercisable immediately prior to the Change in Control.] No additional Shares will vest after your Service has terminated for any reason.]

Acceleration of Vesting/Extension of Exercise Period:    If (i) within twelve (12) months following a Change of Control (A) recipient terminates his employment with the Company (or any parent or subsidiary of the Company) for Good Reason or (B) the Company (or any parent or subsidiary of the Company) terminates recipient's employment without Cause, (excluding a termination based on recipient's death or Disability) and (ii) recipient signs, delivers and does not revoke a separation agreement and release of claims in a form satisfactory to the Company, then promptly upon such termination of employment, or, if later, the effective date of the separation agreement and release of claims, (iii) 100% of the shares subject to this option will be deemed vested upon such termination and (iv) recipient will have a period of one (1) year following such termination of employment to exercise this option, but in no event beyond the original maximum term of this option; provided, however, that this option will immediately terminate and recipient will have no further rights with respect to such option in the event recipient engages in Competition or Solicitation, or breaches the covenants in the separation agreement and release of claims during such one year period.

        For these purposes:

        "Cause" means (i) a willful failure by recipient to substantially perform recipient's duties as an employee, other than a failure resulting from the recipient's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by recipient that constitutes gross misconduct and that is injurious to the Company, (iii) circumstances where recipient willfully imparts material confidential information relating to the Company or its business to competitors or to other third parties other than in the course of carrying out recipient's duties, (iv) a material and willful violation by recipient of a federal or state law or regulation applicable to the business of the Company that is injurious to the Company, or (v) recipient's conviction or plea of guilty or no contest to a felony, which the Company reasonably believes has or will negatively reflect on the Company's business or reputation. No act or failure to act by recipient will be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; any person or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

        "Competition" means recipient's direct or indirect engagement in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), or ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company.

        "Disability" means that recipient has been unable to perform the principal functions of Employee's duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six months. Whether recipient has a Disability will be determined by the Board based on evidence provided by one or more physicians selected by the Board.

        "Good Reason" means (without recipient's consent) (i) a material reduction in recipient's title, authority, status, or responsibilities, (ii) the reduction of recipient's aggregate base salary and target bonus opportunity as in effect immediately prior to such reduction (other than a reduction applicable to executives generally), or (iii) a relocation of recipient's principal place of employment by more than fifty (50) miles.

        "Solicitation" means recipient directly or indirectly (whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise) (i) soliciting, inducing or influencing any person to leave employment with the Company; or (ii) soliciting business from any of the Company's customers and users on behalf of any business that directly competes with the principal business of the Company.

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Option Agreement, in the Appendix (if any) and in the Plan, copies of which are also enclosed.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

CATALYST SEMICONDUCTOR, INC.
2003 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT
FOR NON-U.S. EMPLOYEES

The Plan and Other Agreements	The text of the Plan is incorporated in this Stock Option Agreement by reference. Certain capitalized terms used in this Stock Option Agreement and the Appendix (if any) are defined in the Plan.

This Stock Option Agreement, the Appendix (if any) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the U.S. Internal Revenue Code and will be interpreted accordingly.
Vesting	This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet.
Term
Your Option will expire in any event at the close of business at Company headquarters on the day before the [10th] anniversary of the Date of Option Grant, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.
Regular Termination
[If your Service terminates for any reason, other than death, disability or Cause, as defined below, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.]
Termination for Cause
[If your Service is terminated for Cause, as determined by the Board in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire. For purposes of this Stock Option Agreement, "Cause" shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. This definition shall not restrict in any way the Company's or any Parent's, Subsidiary's or Affiliate's right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute "cause" for purposes other than this Stock Option Agreement.]
Death
[If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.]

Disability
[If your Service terminates because of your disability (including Disability), then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.]
Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.
The Company determines which leaves count for this purpose, and when your active employment or Service terminates for all purposes under the Plan.
Notice of Exercise
When you wish to exercise this Option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.
If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.
Form of Payment	When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
• Cash, your personal check, a cashier's check or a money order.
[Determine at time of grant which of the following will be included:]
[•
Shares which have already been owned by you [for more than six (6) months] and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.]

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[•
Payment may be made all or in part with a full recourse promissory note executed by you. The interest rate and other terms and conditions of such note shall be determined by the Company. The Company may require that you pledge your Shares to the Company for the purpose of securing the payment of such note.]
[•
To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.]
Withholding Taxes
Regardless of any action the Company and/or your employer (the "Employer") take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including the grant and exercise of the Option, the delivery of Shares, the subsequent sale of any Shares acquired at exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Plan to reduce or eliminate your liability for Tax-Related Items.

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Prior to the relevant taxable event, you shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from any wages or other cash compensation paid to you by the Company and/or the Employer. Alternatively, or in addition, if permissible under local law, you authorize the Company and/or the Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by you by one or a combination of the following: (i) withholding otherwise deliverable Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount; (ii) arranging for the sale of Shares otherwise deliverable to you (on your behalf and at your direction pursuant to this authorization); or (iii) withholding from the proceeds of the sale of Shares acquired upon exercise of the Option. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, you are deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise of the Option. You shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to you any Shares pursuant to your exercise of the Option if you fail to comply with the obligations in connection with the Tax-Related Items as described in this section.
Restrictions on Exercise and Resale
By signing this Stock Option Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth in this Stock Option Agreement other than to limit the periods during which this Option shall be exercisable.

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If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
Transfer of Option
Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your Option in any other way.
Nature of Plan and Option	In accepting the Option, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Stock Option Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been awarded repeatedly in the past;
(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d) your participation in the Plan is voluntary;
(e) your participation in the Plan shall not create a right to further employment with the Employer;

(f) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Parent, Subsidiary or Affiliate, and which is outside the scope of your employment or service contract, if any;

(g) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Parent, Subsidiary or Affiliate;

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(h) in the event that you are not an Employee of the Company, the Option grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the Option grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with any Parent, Subsidiary or Affiliate of the Company;
(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j) if the underlying Shares do not increase in value, the Option will have no value;
(k) if you exercise the Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or from any diminution in value of the Option or Shares acquired upon exercise of the Option resulting from termination of your Service by the Company or any Parent, Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Parent, Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the cover sheet to this Stock Option Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(m) in the event of termination of your Service (whether or not in breach of local labor laws), your right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of termination of your Service (whether or not in breach of local labor laws), your right to exercise the Option after termination of your Service, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law;

(n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares; and
(o) you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

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Shareholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your Option's Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.
Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity. To the extent that there is an adjustment to the underlying Shares or the Exercise Price of the Option due to these corporate activities, there may be tax consequences to you, and you should check with your tax advisor.
Data Privacy Notice and Consent
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the cover sheet and this Stock Option Agreement by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan ("Data").

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You understand that Data may be transferred to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Option may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Language
If you have received this Stock Option Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
Severability
The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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Applicable Law and Venue
All disputes arising under or growing out of the Option or the provisions of this Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, without regard to such state's conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District, and no other courts, where this Option grant is made and/or to be performed.

By signing the cover sheet of this Stock Option Agreement, you will be deemed to have signed and agreed to all of the terms and conditions described above, in the Appendix (if any) and in the Plan.

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GRANT NO.

CATALYST SEMICONDUCTOR, INC.
2003 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT
FOR CHIEF EXECUTIVE OFFICER

        Catalyst Semiconductor, Inc., a Delaware corporation (the "Company"), hereby grants an Option to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, the Stock Option Agreement, any appendix for the Optionee's country of residence (the "Appendix") and the Company's 2003 Stock Incentive Plan (the "Plan").

Date of Option Grant:                         , 200

Name of Optionee:

Optionee's ID Number:

Number of Shares Covered by Option:

Exercise Price per Share: US$      .

Vesting Start Date:                         , 200

Vesting Schedule:

        [Subject to all the terms of the attached Stock Option Agreement, your right to purchase Shares under this Option vests as to [one-fourth (1/4)] of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of [one-forty- eighth (1/48)] per month on the [            ] day of each of the [thirty-six (36) months] following the month of the one-year anniversary of the Vesting Start Date. [OR SUBSTITUTE A DIFFERENT VESTING SCHEDULE] The resulting aggregate number of vested Shares will be rounded to the nearest whole number. [In the event of a Change in Control with respect to the Company, all of the unvested Shares subject to this Option shall vest and become exercisable immediately prior to the Change in Control.] No additional Shares will vest after your Service has terminated for any reason.]

        Acceleration of Vesting/Extension of Exercise Period: If (i) recipient's employment with the Company is terminated without Cause (excluding a termination based on recipient's death or Disability), or (ii) recipient terminates his employment with the Company due to an Involuntary Termination, and (iii) recipient signs and does not revoke a standard release of claims with the Company, then recipient shall be entitled to receive: (1) accelerated vesting of the shares of common stock subject to this option in an amount equal to the greater of (A) the number of shares that would have vested had the recipient remained an employee of the Company for twelve (12) months following the date of termination or (B) fifty percent (50%) of the unvested shares of common stock subject to this option as of the date of recipient's termination of employment; and (2) all shares of common stock subject to this option which have vested (including pursuant to the preceding clause) as of the date of recipient's termination of employment shall be exercisable for a period of one (1) year following the date of such termination, provided, however, that in no event shall this provision operate to extend this option beyond the term/expiration date of such option.

        If, in connection with a Change of Control, recipient is not made the Chief Executive Officer of the Successor or does not remain employed as the Chief Executive Officer of the Company where the

Company is the surviving corporation in a Change of Control, then, any unvested shares of common stock subject to this option shall fully accelerate and become exercisable. In addition, all shares of common stock subject to this option shall be exercisable for that period of time following the closing date of the Change of Control which is equal to the longest period of time for which any shares of common stock subject to stock options granted to any non-employee director of the Company are exercisable following such Change of Control (as determined at the closing date of such Change of Control); provided, however, that in no event shall this provision operate to extend this option beyond the term/expiration date of such option.

        Notwithstanding the foregoing, in the event that recipient engages in Competition or Solicitation during the twelve months following the termination of recipient's employment with the Company for any reason, the Company shall have the right to (i) reclaim ownership of any shares of Common Stock owned by recipient for which vesting was accelerated pursuant to the foregoing sections, and (ii) immediately cancel this option.

        For these purposes:

        "Cause" means (i) recipient engaging in knowing and intentional illegal conduct that is injurious to the Company, (ii) recipient's conviction of, or plea of nolo contendere to, a felony, (iii) recipient's gross misconduct, or (iv) recipient's continued substantial violations of his employment duties after recipient has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that recipient has not substantially performed his duties.

        "Change of Control" of the Company means: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the shareholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

        "Competition" means recipient's direct or indirect engagement (whether as an employee, consultant, agent, proprietor, principal, partner, shareholder, corporate officer, director or otherwise), or ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company.

        "Disability" means the inability of recipient, due to a physical or mental impairment, to perform the essential functions of the recipient's position, with or without reasonable accommodation, for a period of ninety (90) days. Whether recipient is disabled shall be determined by the Company based on evidence provided by one or more physicians selected by the Company.

        "Incumbent Directors" means directors who either (A) are directors of the Company as of the date of grant, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)

        "Involuntary Termination" means recipient's termination of employment within ninety (90) days after the occurrence of any of the following (i) a reduction in compensation below recipient's base salary, except for reductions that are in proportion to any salary reduction program approved by the

Board that affects a majority of the senior executives of the Company or such reduction is consented to in writing by recipient; (ii) a material reduction by the Company in the kind of employee benefits to which recipient is entitled to and participates in immediately prior to such reduction with the result that recipient's overall benefits package is significantly and materially reduced in the aggregate, unless such reduction affects a majority of the senior executives of the Company or such reduction is consented to in writing by recipient; (iii) a significant reduction of recipient's duties, position or responsibilities relative to recipient's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of recipient from such position, duties and responsibilities, unless recipient is provided with comparable duties, position and responsibilities; or (iv) the relocation of the Company's primary place of business without recipient's consent to a location more than 50 miles from the Company's primary place of business immediately prior to such relocation.

        "Solicitation" means recipient directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for recipient or for any other entity or person.

        "Successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Option Agreement, in the Appendix (if any) and in the Plan, copies of which are also enclosed.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

CATALYST SEMICONDUCTOR, INC.
2003 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT
FOR NON-U.S. EMPLOYEES

The Plan and Other Agreements	The text of the Plan is incorporated in this Stock Option Agreement by reference. Certain capitalized terms used in this Stock Option Agreement and the Appendix (if any) are defined in the Plan.

This Stock Option Agreement, the Appendix (if any) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
Nonstatutory Stock Option	This Option is not intended to be an Incentive Stock Option under section 422 of the U.S. Internal Revenue Code and will be interpreted accordingly.
Vesting	This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet.
Term
Your Option will expire in any event at the close of business at Company headquarters on the day before the [10th] anniversary of the Date of Option Grant, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.
Regular Termination
[If your Service terminates for any reason, other than death, disability or Cause, as defined below, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.]
Termination for Cause
[If your Service is terminated for Cause, as determined by the Board in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire. For purposes of this Stock Option Agreement, "Cause" shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. This definition shall not restrict in any way the Company's or any Parent's, Subsidiary's or Affiliate's right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute "cause" for purposes other than this Stock Option Agreement.]
Death
[If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.]

Disability
[If your Service terminates because of your disability (including Disability), then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.]
Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.
The Company determines which leaves count for this purpose, and when your active employment or Service terminates for all purposes under the Plan.
Notice of Exercise
When you wish to exercise this Option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.
If someone else wants to exercise this Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.
Form of Payment	When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
• Cash, your personal check, a cashier's check or a money order.
[Determine at time of grant which of the following will be included:]
[•
Shares which have already been owned by you [for more than six (6) months] and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.]

[•
Payment may be made all or in part with a full recourse promissory note executed by you. The interest rate and other terms and conditions of such note shall be determined by the Company. The Company may require that you pledge your Shares to the Company for the purpose of securing the payment of such note.]
[•
To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.]
Withholding Taxes
Regardless of any action the Company and/or your employer (the "Employer") take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including the grant and exercise of the Option, the delivery of Shares, the subsequent sale of any Shares acquired at exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Plan to reduce or eliminate your liability for Tax-Related Items.

Prior to the relevant taxable event, you shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from any wages or other cash compensation paid to you by the Company and/or the Employer. Alternatively, or in addition, if permissible under local law, you authorize the Company and/or the Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by you by one or a combination of the following: (i) withholding otherwise deliverable Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount; (ii) arranging for the sale of Shares otherwise deliverable to you (on your behalf and at your direction pursuant to this authorization); or (iii) withholding from the proceeds of the sale of Shares acquired upon exercise of the Option. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, you are deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise of the Option. You shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to you any Shares pursuant to your exercise of the Option if you fail to comply with the obligations in connection with the Tax-Related Items as described in this section.
Restrictions on Exercise and Resale
By signing this Stock Option Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth in this Stock Option Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
Transfer of Option
Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your Option in any other way.
Nature of Plan and Option	In accepting the Option, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Stock Option Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been awarded repeatedly in the past;
(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d) your participation in the Plan is voluntary;
(e) your participation in the Plan shall not create a right to further employment with the Employer;

(f) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Parent, Subsidiary or Affiliate, and which is outside the scope of your employment or service contract, if any;

(g) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Parent, Subsidiary or Affiliate;

(h) in the event that you are not an Employee of the Company, the Option grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the Option grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with any Parent, Subsidiary or Affiliate of the Company;
(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j) if the underlying Shares do not increase in value, the Option will have no value;
(k) if you exercise the Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or from any diminution in value of the Option or Shares acquired upon exercise of the Option resulting from termination of your Service by the Company or any Parent, Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Parent, Subsidiary or Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the cover sheet to this Stock Option Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(m) in the event of termination of your Service (whether or not in breach of local labor laws), your right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of termination of your Service (whether or not in breach of local labor laws), your right to exercise the Option after termination of your Service, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law;

(n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares; and
(o) you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Shareholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your Option's Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.
Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity. To the extent that there is an adjustment to the underlying Shares or the Exercise Price of the Option due to these corporate activities, there may be tax consequences to you, and you should check with your tax advisor.
Data Privacy Notice and Consent
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the cover sheet and this Stock Option Agreement by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan ("Data").

You understand that Data may be transferred to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Option may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Language
If you have received this Stock Option Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
Severability
The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Applicable Law and Venue
All disputes arising under or growing out of the Option or the provisions of this Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, without regard to such state's conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District, and no other courts, where this Option grant is made and/or to be performed.

By signing the cover sheet of this Stock Option Agreement, you will be deemed to have signed and agreed to all of the terms and conditions described above, in the Appendix (if any) and in the Plan.